Exhibit 99.1

ivan berkowitz to join UBL Interactive board

CHARLOTTE, NC – (GlobeNewswire) –January 9, 2015 – UBL Interactive, Inc. (OTCBB/QB:UBLI) (“UBL”), The Local Leader with Global Reach™, today announced that Mr. Ivan Berkowitz, PhD, has joined its Board of Directors.

Mr. Berkowitz is a corporate executive and advisor with 40 years of professional experience in the financial and real estate industries. He has acted as a corporate advisor on matters that pertain to corporate structure and governance, transfer pricing, EEC antitrust law, mergers and international syndication.

UBLI CEO, Doyal Bryant, welcomed Mr. Berkowitz to the Board and noted his vast experience would serve the Company and its investors extremely well. He said the Company would continue to look to expand its number of outside Directors.

Mr. Berkowitz co-founded and has served since 2003 as the Chairman of Great Court Capital, a global structured finance and traditional merchant banking firm based in New York City, active in identifying, investing and managing the investment process for a syndicate of high net worth individuals, hedge funds and institutions.

Until its sale in 2003, Mr. Berkowitz served as senior managing partner of Avatar Associates, a New York-based institutional asset management firm managing $1.8 billion in assets. He has been a member of the boards of directors of both public and private companies, domestically and internationally. In addition to these activities, he is a Board member of the Council for Economic Education, is a past board member of Yeshiva College and Cambridge in America, and is also a Life Member of the Cambridge Union. Mr. Berkowitz holds a Ph.D. in International Law from Cambridge University, an MBA in Finance (honors) from Baruch College and a B.A. cum laude in Economics from Brooklyn College. He has guest lectured at professional and academic forums that have included Young Presidents’ Organization, Cambridge University, Whittier College, School of Law, and New York University’s Center for Law and Business. Over the years, he has contributed to media, business, law and academic journals, including the Cambridge Law Journal and Juris Doctor.

About UBL Interactive and Universal Business Listing

Headquartered in Charlotte, North Carolina and having served over 200,000 businesses across North America, the United Kingdom and Australia, UBL Interactive is the owner and operator of the Universal Business Listing (UBL) service. Through UBL, the Company provides business identity management tools for businesses large and small, as well as SEO providers, advertising agencies and interactive marketers to help their customers distribute their business details as a trusted source across search engines, online Yellow Pages directories, 411 directory assistance, social networks and mobile devices. The Company also offers reputation monitoring tools and a variety of premium Local SEO optimization services. For more information on the Company and its Universal Business Listing solutions, please visit our web sites at www.ublinteractive.com or www.ubl.org.

Forward-Looking Statements

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes," “forecasts,” “plans” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risks and uncertainties, include, without limitation, our ability to successfully centralize and consolidate various support functions, operating results, market acceptance of our solutions, strong brand recognition and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: press@ubl.org